UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 17, 2005 (June 14, 2005)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50590 (Commission File Number)	11-3516358 (I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

             On June 14, 2005, Suk Hyung Kwon and Jang Han Rhee both resigned, effective immediately, as members of the Board of Directors of the Company.

             On June 14, 2005, the Board of Directors of the Company elected Tae Heum Jeong, the Company's Chief Financial Officer and Secretary, as a Director of the Company to fill one of the vacancies created by the resignations.

             Mr. Jeong has served as Chief Financial Officer and Secretary of the Company since May 2005. Mr. Jeong served as Chief Financial Officer of Rexahn, Corp, the Company's wholly owned operating subsidiary ("Rexahn"), from December 2002 to May 2005. From 1997 to November 2002, Mr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team. He was also a committee member of the Industrial Development Fund of Korea's Ministry of Commerce, Industry and Energy from 2000 to 2002. Mr. Jeong holds a B.S. in chemistry and an M.S. specializing in bio-medicinal chemistry, from Pohang University of Science and Technology (POSTECH).

             There is no arrangement or understanding between Mr. Jeong and any other persons pursuant to which Mr. Jeong was elected as a Director of the Company.

             There is no committee of the Board of Directors of the Company to which Mr. Jeong has been or is expected to be named at this time as the Board of Directors has not established any committees.

             Mr. Jeong's employment agreement dated December 1, 2002 provides that Mr. Jeong will serve as Chief Financial Officer of Rexahn. Mr. Jeong's annual base salary was initially $50,000 per year, which increased to $100,000 on August 18, 2003. In accordance with his employment agreement, Mr. Jeong may not directly or indirectly own, manage, operate, consult to or be employed in a business substantially similar to or competitive with the present business of Rexahn or such other business activity in which Rexahn may substantially engage during the term of Mr. Jeong's employment. Mr. Jeong's employment can be terminated without cause, by either Mr. Jeong or Rexahn upon 14 days written notice, or by Rexahn effective immediately should any of the following events occur: (i) the sale of substantially all of Rexahn's assets to a single purchaser or group of associated purchasers, (ii) the sale, exchange, or other disposition, in one transaction of the majority of Rexahn's outstanding corporate shares, (iii) Rexahn's decision to terminate its business and liquidate its assets, (iv) the merger or consolidation of Rexahn with another company, (v) bankruptcy or Chapter 11 reorganization of Rexahn, or (vi) Rexahn's decision to terminate Mr. Jeong due to lack of performance or disorderly behavior. Upon termination of his employment, Mr. Jeong must exercise the vested portion of his options to purchase Company common stock within 30 days or such options will expire.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC. (Registrant)
By	/s/ Chang H. Ahn

Chang H. Ahn Chairman and Chief Executive Officer

Date:  June 17, 2005